EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Registration Statement of TenFold Corporation on Form S-1, of our report, dated March 31, 2006, appearing in the Prospectus, which is part of this Registration Statement, and our report dated March 31, 2006, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such prospectus.

/s/ Tanner LC

Salt Lake City, Utah

June 1, 2006

94